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                                                                    Exhibit 23.1


                      Consent of PricewaterhouseCoopers LLP



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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion in the Prospectus Supplement relating to the Caterpillar Financial Asset Trust 2002-A Asset Backed Notes, incorporated in the Registration Statement on Form S-3 (No. 333-58814) of Caterpillar Financial Funding Corporation, of our report dated July 9, 2002 relating to the statement of financial position of Caterpillar Financial Asset Trust 2002-A, which appears on page F-1 of such Prospectus Supplement. We also consent to the reference to us under the heading "Experts" in such Prospectus Supplement.


/s/ PricewaterhouseCoopers LLP

July 15, 2002
Memphis, Tennessee